A Partnership of Incorporated Professionals

DAVIDSON & COMPANY______Chartered Accountants___________________________________



May 14, 2001


SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street N.W.
Washington, DC
USA  20549

Dear Sir and/or Madam:

We were previously the certifying accountants for Mindfuleye, Inc. ("Mindfuleye") and we reported on the financial statements of Mindfuleye as of and for the fiscal year ended December 31, 2000. On May 2, 2001, we were dismissed as certifying accountants. Mindfuleye provided us with the Form 8K it intends to file in connection with our dismissal. We have read Mindfuleye's statements included under Item 4 of its Form 8-K, dated May 14, 2001, and we agree with such statements.




                                        "DAVIDSON & COMPANY"

Vancouver, Canada                       Chartered Accountants

May 14, 2001

                          A Member of SC INTERNATIONAL
                          ----------------------------
    Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172